SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2007

Date of Report (Date of earliest event reported)

HEPALIFE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-29819

(Commission File Number)

58-2349413

(I.R.S. Employer Identification No.)

60 State Street, Suite 700, Boston, MA  02109

(Address of principal executive offices)

(800) 518-4879

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant's Business and Operations

None.

SECTION 2.  Financial Information

None.

SECTION 3.  Securities and Trading Markets

None.

SECTION 4.  Matters Related to Accountants and Financial Statements

None.

SECTION 5.  Corporate Governance and Management

Item. 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 14, 2007, the Company appointed Mr. Javier Jimenez to its Board of Directors.

In 2004, Mr. Jimenez joined ABIOMED, Inc., developer of the world’s first self-contained artificial heart. Mr. Jimenez served in numerous positions, most recently as Vice President, General Manager Europe, where he was responsible for key facets of the company’s operations in Europe, Middle East, and Africa. Mr. Jimenez held all profit and loss responsibilities for sales and marketing, clinical support, quality assurance, product development, regulatory affairs, finance, accounting and other key functions, totaling more than 30 direct and indirect reports.

In 2000, Mr. Jimenez joined GE Healthcare, a $15 billion unit of General Electric Company. Mr. Jimenez held several key finance and management positions in the United States and Latin America.  During his tenure at GE Healthcare, Mr. Jimenez led the $1.3 billion Americas GE Healthcare Information Technologies commercial operations group, and managed a team of analysts responsible for financial planning and analysis for the company’s $3 billion Americas Diagnostic Imaging Division.

The Company also has accepted the resignations of Mr. Arian Soheili, from the position of Director, Secretary and Treasurer of the Company, and Mr. Jasvir Kheleh from the position of Director, effective March 14, 2007.  In addition, our Board of Directors appointed Mr. Harmel S. Rayat, a current Director, Chief Financial Officer and Principal Financial Officer, to the additional positions of Secretary and Treasurer, effective March 14, 2007.

SECTION 6. [Reserved]

N/A.

SECTION 7.  Regulation FD

None.

SECTION 8.  Other Events

None.

SECTION 9.  Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEPALIFE TECHNOLOGIES, INC.

/s/ Frank Menzler

Frank Menzler

President and CEO

Date: March 20, 2007